EXHIBIT 10.10

ENGAGEMENT AGREEMENT
DATED OCTOBER 6, 2006 BETWEEN
PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.
AND
CFO PROFESSIONAL SERVICES, LLC

CFO
Professional Services, LLC

October 6, 2006

Mr. Robert Trinka

President, CEO & Chairman
Physicians Healthcare Management Group, Inc. a/k/a Phyhealth
700 S. Royal Poinciana Blvd., Suite 506
Miami, FL 33166

Dear Mr. Trinka:

This letter is to confirm our understanding of the terms and objectives of our engagement and the nature and limitations of the accounting advisory services CFO Professional Services, LLC ("we", "us', "our") will provide to Physicians Healthcare Management Group, Inc. ailda Phyhealth (the "Company").

We will perform the following accounting advisory services:

We will provide the following services:

•
Supervise and coordinate the audit of the 2005 and 2006 financial statements with the independent accountants selected by the Company. This will include preparation of the financial statement, audit schedules and financial analysis as required to complete the audit.

•	Preparation or completion of five year financial forecast for the corporate business plan.

•	Assistance in the preparation of a registration statement (Form SB-1 or other comparable filing).
•	Assist transfer agent with any financial statements or schedules to be included in the filing of the Form 15c-211 as necessary.

•
Supervise and coordinate the subsequent quarterly reviews with the independent accountants selected by the Company. This will include preparation of the financial statement, schedules and financial analysis as required to complete the review.

•	Preparation of the quarterly (Form 10QSB or 10Q) and annual filings (Form

10KSB or 10K) with the Securities and Exchange Commission (SEC).
•	Help prepare or review other financial documents or information as mutually agreed to by us and the Company.

•

1583 Bering Court, Palm Harbor, Florida 34683                                                                                                                                                                                                                                                 PHONE: 727.479.5495

Mr. Robert Trinka

Our services do not include signing any filings submitted to or filed with the SEC.

The interpretation of accounting principles generally accepted in the United States of America and the application of the principles to specific transactions and events is subjective and subject to interpretation. Management of the Company is advised that the Company's independent audit firm, certain regulatory agencies, including, but not limited to, the Securities and Exchange Commission, or others may interpret the application of the accounting principles arising from the engagement differently and require change or restatement. Although we will assist management in reconciling any differing interpretations, the Company and management agree to hold our firm harmless for any costs or delays that may arise or be incurred as a result of differing interpretations.

The application of accounting principles generally accepted in the United States of America may require specialized services, such as certain valuation services, that we are not able to provide. In the event that the services of a specialist are required to comply with accounting principles generally accepted in the United States of America, we will advise you promptly and you will seek out a qualified specialist in the specialized field to perform the service. The cost of any service of a specialist will be borne entirely by the Company.

The fair presentation of the Company's financial statements is the responsibility of management. Management is responsible for the final decisions on the appropriate adjustments to the financial statements for matters arising from this engagement. Our responsibility is limited to reviewing the available information and providing our views of the accounting based upon the facts and circumstances. We will not audit any financial statements or render an opinion of any nature. Any assistance provided in the preparation of financial statements is undertaken on behalf of Management and is within the context of the advisory services described above. Accordingly, our engagement can not be relied upon to detect reportable conditions, errors or fraud in the financial statements or their preparation.

Our fees for these services will be as follows:

Our fees for the services described in this letter will be based upon the actual hours (or portions thereof) incurred for services described in this letter or mutually agreed to by both parties. The cost for our services is $125 per hour plus expenses.

As is customary for services of this nature, we will collect an initial retainer of $4,000 upon execution of this letter and an additional retainer when we have incurred fees which substantially used the initial retainer. The retainer amount will be applied to the invoices for the services described in this letter. We will provide you periodic progress bills, typically every two weeks, which will reflect the actual hours spent in the services provided at the aforementioned rates, plus our direct expenses. If we or the Company chooses to terminate our services, we will return any unused retainer.

1583 Bering Court, Palm Harbor, Florida 34683                                                                                                                                                                                                                                                 PHONE: 727.479.5495

Mr. Robert Trinka

If for any reason the amount of the service provide exceed the amount of the retainer, those fees are due upon receipt of our invoice. If our invoices are not paid in accordance with these terms, or if we have any ethical concerns, we may discontinue our services to the Company. If we elect to terminate our services, you will remain obligated to compensate us for all time expended and to reimburse us for all out of pocket expenditures through the date of our termination.

Management Representations:

Because of the importance of management's representations to the effective performance of our services, you agree to release us and our personnel from any claims, liabilities, costs and expenses relating to our services under this letter that arise from misrepresentations by Company personnel. In a similar manner, in the event that we incur any costs, or become obligated to pay any judgment or similar award as a result of any inaccurate or incomplete information that you provide to us during the course of this engagement, you agree to indemnify, defend and hold us harmless against such costs and obligations.

Other:

The Company and we agree that any dispute over fees charged by the accountant to the client will be submitted for resolution by arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be binding and final. The arbitration shall take place in Pinellas County, Florida. Any hearing shall be before one arbitrator in accordance with Rule 17 of the Commercial Arbitration Rules of the American Arbitration Association (the Rules). Any award rendered by the Arbitrator pursuant to this Agreement may be filed and entered and shall be enforceable in Pinellas County. IN AGREEING TO ARBITRATION, WE BOTH ACKNOWLEGDE THAT, IN THE EVENT OF A DISPUTE OVER FEES, EACH OF US IS GIVING UP THE RIGHT TO HAVE THE DISPUTE DECIDED IN A COURT OF LAW BEFORE A JUDGE OR JURY AND INSTEAD WE ARE ACCEPTING THE USE OF ARBITRATION FOR RESLOUTION.

Any claim arising out of this engagement must be asserted within one year from the completion of the engagement, notwithstanding any statutory provision to the contrary. In the event of a claim brought against us, any judgment you obtain shall be limited in amount, and shall not exceed the amount of the fee charged by us, and paid by you, for the services set forth in this engagement letter.

The prevailing party shall be entitled to an award of reasonable attorneys' fees and costs incurred in connection with the arbitration of the dispute in an amount to be determined by the arbitrator.

1583 Bering Court, Palm Harbor, Florida 34683 PHONE: 727.479.5495

Mr. Robert Trinka

This letter is contractual in nature, and includes all of the relevant terms that will govern the relationship, superseding any prior oral or written representations or commitments by or between the parties. Any material change in the scope of the engagement will be accomplished by a written amendment to, or replacement of, this letter.

Record Retention Policy

It is our policy to keep records related to our consulting services for three years. However, CFO Professional Services, LLC does not keep any original client records; accordingly, we will return any such records to you, including any original models, analyses, and schedules you provide, at the completion of the services rendered under this engagement. When records are returned to you, it is your responsibility to retain and protect your records for possible future use, including potential examination by any government or regulatory agencies and your independent registered public accounting firm.

By your signature below, you acknowledge and agree that upon the expiration of the three year period, CFO Professional Services, LLC shall be free to destroy records related to

Thank you for using CFO Professional Services, LLC. for these services. We are pleased to discuss this letter with you at any time.

If the foregoing is in accordance with your understanding, upon our communication of final acceptance, please sign this letter in the space provided and return it to us along with the retainer.

Sincerely yours,

CFO Professional Services, LLC

/s/ Scott Moore	Date: 10/09/2006
Scott Moore, CPA, Partner

Acceptance:

/s/ Robert Trinka
By:	Robert Trinka, President	Date: 10/09/2006

1583 Bering Court, Palm Harbor, Florida 34683 PHONE: 727.479.5495